EXHIBIT 25.1
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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549
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                                  FORM  T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                   A TRUSTEE PURSUANT TO SECTION 305(b)(2)
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                          THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)

   NEW YORK                                          13-4994650
   (State of incorporation                           (I.R.S. employer
   if not a national bank)                           identification No.)

   270 PARK AVENUE
   NEW YORK, NEW YORK                                10017
   (Address of principal executive offices)          (Zip Code)

                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)
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                              NEW NISOURCE INC.
             (Exact name of obligor as specified in its charter)

   DELAWARE                                          APPLIED FOR
   (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                    identification No.)

   801 EAST 86TH STREET
   MERRILLVILLE, INDIANA                             46410
   (Address of principal executive offices)          (Zip Code)

                                NISOURCE INC.
             (Exact name of obligor as specified in its charter)

   INDIANA                                           35-1719974
   (State or other jurisdiction of                   (I.R.S. employer
   incorporation or organization)                    identification No.)

   801 EAST 86TH STREET
   MERRILLVILLE, INDIANA                             46410
   (Address of principal executive offices)          (Zip Code)

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                                 DEBENTURES
                     (Title of the indenture securities)
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


                                   GENERAL

   Item 1.   General Information.

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

                  New York State Banking Department, State House, Albany, New York 12110.

                  Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                  Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                  Federal Deposit Insurance Corporation, Washington,
                  D.C., 20429.

             (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.


   Item 2.   Affiliations with the Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.




















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   Item 16.  List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

        5.   Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.   Not applicable.

        9.   Not applicable.

                                  SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the


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   undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 28th day of March, 2000.

                                      THE CHASE MANHATTAN BANK


                                      By /s/R. Lorenzen
                                         -------------------------------
                                         R. Lorenzen
                                         Assistant Vice President











































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                            Exhibit 7 to Form T-1


                              Bank Call Notice

                           RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                          The Chase Manhattan Bank
                of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

               at the close of business December 31, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                                  Dollar Amounts
                                          ASSETS                                                    in Millions
                                          ------                                                 --------------
       Cash and balances due from depository institutions:
           Noninterest-bearing balances and
           currency and coin......................................                                   $  13,271
           Interest-bearing balances..............................                                      30,165

       Securities: ...............................................
       Held to maturity securities................................                                         724
       Available for sale securities..............................                                      54,770
       Federal funds sold and securities purchased under
           agreements to resell...................................                                      26,694
       Loans and lease financing receivables:
           Loans and leases, net of unearned income                         $132,814
           Less: Allowance for loan and lease losses                           2,254
           Less: Allocated transfer risk reserve .................                 0
                                                                            --------
           Loans and leases, net of unearned income,
           allowance, and reserve.................................                                     130,560
       Trading Assets.............................................                                      53,619
       Premises and fixed assets (including capitalized
           leases)................................................                                       3,359
       Other real estate owned....................................                                          29
       Investments in unconsolidated subsidiaries and
           associated companies...................................                                         186
       Customers' liability to this bank on acceptances
           outstanding............................................                                         608
       Intangible assets..........................................                                       3,659
       Other assets...............................................                                      14,554
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       TOTAL ASSETS                                                                                   $332,198
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                                                           LIABILITIES

       Deposits
           In domestic offices ....................................                                   $102,421
           Noninterest-bearing ....................................          $41,580
           Interest-bearing .......................................           60,841
           In foreign offices, Edge and Agreement
           subsidiaries and IBF's .................................                                    108,233
       Noninterest-bearing ........................................           $6,061
           Interest-bearing .......................................          102,172
       Federal funds purchased and securities sold under
       agreements to repurchase ...................................                                     47,425
       Demand notes issued to the U.S. Treasury ...................                                        100
       Trading liabilities ........................................                                     33,626
       Other borrowed money (includes mortgage indebtedness
           and obligations under capitalized leases):
           With a remaining maturity of one year or less ..........                                      3,964
           With a remaining maturity of more than one year
              through three years..................................                                         14
           With a remaining maturity of more than three years......                                         99
       Bank's liability on acceptances executed and outstanding....                                        608
       Subordinated notes and debentures ..........................                                      5,430
       Other liabilities ..........................................                                     11,886

       TOTAL LIABILITIES ..........................................                                    313,806

                                                          EQUITY CAPITAL

       Perpetual preferred stock and related surplus...............                                          0
       Common stock ...............................................                                      1,211
       Surplus (exclude all surplus related to preferred stock)....                                     11,066
       Undivided profits and capital reserves .....................                                      7,376
       Net unrealized holding gains (losses)
       on available-for-sale securities ...........................                                     (1,277)
       Accumulated net gains (losses) on cash flow hedges..........                                          0
       Cumulative foreign currency translation adjustments.........                                         16
       TOTAL EQUITY CAPITAL .......................................                                     18,392
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       TOTAL LIABILITIES AND EQUITY CAPITAL .......................                                   $332,198
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

   I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                 JOSEPH L. SCLAFANI

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   We, the undersigned directors, attest to the correctness of this
   Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                 WILLIAM B. HARRISON, JR.)
                                 HELENE L. KAPLAN        ) DIRECTORS
                                 HENRY B. SCHACHT        )












































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